Exhibit 16.1

June 13, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Juniper Pharmaceuticals, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Juniper Pharmaceuticals, Inc. for the event that occurred on June 13, 2016. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ BDO USA, LLP

BDO USA, LLP